Exhibit 5.1

March 27, 2009

Prosperity Bancshares, Inc.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

Ladies and Gentlemen:

We have acted as special counsel to Prosperity Bancshares, Inc., a Texas corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration and public offering from time to time pursuant to Rule 415 of the Securities Act, of an indeterminate number and aggregate initial offering price of the Company’s unsecured debt securities, whether senior or subordinated (collectively, the “Debt Securities”), shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $1.00 par value per share (the “Preferred Stock”), depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”) evidenced by depositary receipts (“Depositary Receipts”), warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Warrants”), and the Company’s units comprised of two or more the Securities (as defined below) in any combination (the “Units” and, together with the Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, and the Warrants, the “Securities”).

The Debt Securities are to be issued pursuant to a Senior Debt Securities Indenture (the “Senior Indenture”) and a Subordinated Debt Securities Indenture (the “Subordinated Indenture”), as applicable, the forms of both of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Debt Securities are to be issued in the forms set forth in the Indentures.

We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”), and Amended and Restated Bylaws (“Bylaws”) of the

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Company, each as in effect as of the date hereof, (iii) certain resolutions adopted by the Board of Directors of the Company related to the offering of the Securities and related matters, (iv) the Indentures and (v) such other instruments, documents and records as we have deemed necessary and relevant for the purposes hereof. We have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. In making our examination of executed documents or documents to be executed, we have assumed that they constitute or will constitute valid, binding and enforceable obligations of all parties thereto, other than the Company.

In addition, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act, (ii) an appropriate prospectus supplement will have been filed with the Commission with respect to the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an indenture, statement of designations, deposit agreement, warrant agreement, unit agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (viii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

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1. With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (f) a supplement to the Senior Indenture or the Subordinated Indenture, as applicable, establishing the terms of such series of Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee, or the terms of such series of Debt Securities have been established in or pursuant to a Board Resolution and Officers’ Certificate (each as defined in the Senior Indenture or Subordinated Indenture, as applicable), in each case in accordance with the Senior Indenture or Subordinated Indenture, as applicable, and (g) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

2. With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of the shares of Common Stock, the terms of the offering thereof and related matters and (b) the shares of Common Stock have been duly registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase such Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the

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adoption of a statement of designation relating to such Preferred Stock conforming to the Company’s Articles of Incorporation and Bylaws and the Texas Business Corporation Act and the filing of such statement of designation with the Secretary of State of the State of Texas, and (b) the shares of Preferred Stock have been duly registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered by the Company and the depositary thereunder, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) Depositary Receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Depositary Shares, upon payment of the consideration therefor provided for therein, such Depositary Shares will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

5. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to such Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the warrant agent thereunder, and (c) such Warrants have been duly executed, attested, issued and delivered in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

6. With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to such Units, if applicable (“Unit Agreement”), the terms of the offering thereof and related matters, (b) if applicable, the Unit Agreement has

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been duly authorized and validly executed and delivered by the Company and the agent or other party thereunder, and (c) such Units have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Units will constitute valid and binding obligations of the Company.

The foregoing opinion is based on and is limited to the law of the State of Texas, the relevant contract law of the State of New York and the relevant federal law of the United States of America.

Our opinion that any document or Security is a valid and binding obligation of the Company is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitation of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. By giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Very truly yours,

/S/ BRACEWELL & GIULIANI LLP

Bracewell & Giuliani LLP